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                                                                      Exhibit 24

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The Dun & Bradstreet Corporation (the "Company") in their respective capacities set forth below constitutes and appoints William H. Buchanan, Jr. and Peter Ross, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") to be purchased by employees pursuant to the Company's Founders' Match Program (the "Plan") and options to purchase Common Stock of the Company granted pursuant to the Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock and Options, to be filed with the Securities and Exchange Commission with respect to said Common Stock and Options, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.




    Signature                                     Title                                                       Date
    ---------                                     -----                                                       ----
/s/ Robert E. Weissman                   Chairman, Chief Executive Officer                              October 16, 1996
-------------------------------          and Director (principal executive
Robert E. Weissman                       officer)



/s/ Volney Taylor                        Executive Vice President and                                   October 16, 1996
-------------------------------          Director
Volney Taylor


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
/s/ Nicholas L. Trivisonno               Executive Vice President and Chief                             October 16, 1996
-------------------------------          Financial Officer (principal financial
Nicholas L. Trivisonno                   officer)


/s/ Thomas W. Young                      Senior Vice President and Controller                           October 16, 1996
-------------------------------          (principal accounting officer)
Thomas W. Young


/s/ Hall Adams, Jr.                      Director                                                       October 16, 1996
-------------------------------
Hall Adams, Jr.


/s/ Clifford L. Alexander, Jr.           Director                                                       October 16, 1996
-------------------------------
Clifford L. Alexander, Jr.


/s/ Mary Johnston Evans                  Director                                                       October 16, 1996
-------------------------------
Mary Johnston Evans


/s/ Robert J. Lanigan                    Director                                                       October 16, 1996
-------------------------------
Robert J. Lanigan


/s/ Vernon L. Loucks, Jr.                Director                                                       October 16, 1996
-------------------------------
Vernon L. Loucks, Jr.


/s/ John R. Meyer                        Director                                                       October 16, 1996
---------------------------------
 John R. Meyer


/s/ James R. Peterson                    Director                                                       October 16, 1996
-------------------------------
James R. Peterson

                                         Director                                                       October 16, 1996
-------------------------------
M. Bernard Puckett


/s/ Michael R. Quinlan                   Director                                                       October 16, 1996
-------------------------------
Michael R. Quinlan


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